Dated April 25, 2008

ORION ETHANOL, INC. (“Seller”) and MERCY, LLC (the “Buyer”)

UNIT PURCHASE AGREEMENT

Shook Hardy and Bacon 2555 Grand Blvd Kansas City, Missouri 64108-2613 Telephone 816-474-6550 Facsimile 816-421-5547 Attn: Patrick Henderson

UNIT PURCHASE AGREEMENT dated as of April 25, 2008, (the “Agreement”) between ;

(1)	ORION ETHANOL, INC., a Nevada corporation, a Nevada corporation (the “Seller”); and

(2)	MERCY, LLC , a Kansas limited liability company (the “Buyer”).

WITNESSETH

Whereas:

(A)
GATEWAY HOLDCO, L.L.C., a Kansas limited liability company (the “Company”) was formed by the filing of Articles of Organization on August 29, 2005 as a holding company for the construction and operation of a dry-mill ethanol plan in Pratt County (the “Plant”) through its subsidiary, Gateway Ethanol, L.L.C. ( “Gateway Ethanol”);

(B)
The Company has issued a capital call for the infusion of additional capital to assist the Plant in becoming operational (the “Capital Call”), and Seller intends to use the proceeds from the sale of the Units pursuant to this Agreement for purposes of fulfilling its obligations under the Capital Call;

(C)
Seller wishes to sell 4,172 Class A Units (the “Units”) to the Buyer, and the Buyer wishes to purchase the Units from the Seller, on the terms and subject to the conditions and for the consideration described in this Agreement; and

(D)
The Seller has complied with or the Company has waived any notice or other requirement of the Operating Agreement of the Company (the “Operating Agreement”) regarding the transactions contemplated by this Agreement. Capitalized terms used but not defined in this Agreement shall have the meaning assigned to them in the Operating Agreement.

Now, therefore, in consideration of the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.1 Definition of Certain Terms

The following terms, as used herein, have the following meanings:

“Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Agreement” means this Unit Purchase Agreement, including the Schedules and Exhibits hereto.

“Ancillary Agreements” means, collectively, the Indemnification and Hold Harmless Agreement referred to in Section 2.2(f) and the minutes of the Seller’s board meetings referred to in Section 2.2(d).

“Business” means the business of building and organizing an ethanol production facility as conducted by the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Pratt, Kansas are authorized or required to close.

“Buyer” has the meaning given in the preamble of this Agreement.

“Buyer Indemnitees” has the meaning given in Section 9.1.

“Cap” has the meaning given in Section 9.3(a).

“Closing” has the meaning given in Section 2.2.

“Closing Date” has the meaning given in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning given in the recitals to this Agreement.

“Confidential Information” means any information concerning the business and affairs of the Company that is not already generally available to the public.

“Consent” means any consent, approval, authorization, novation, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means any contract, agreement, arrangement, purchase order, note, mortgage, indenture, license, lease, sublease, plan, commitment or other instrument, whether written or oral.

“Purchase Price” has the meaning given in Section 2.3(d).

“Governmental Approval” means any Consent of, or with, any Governmental Authority.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or a foreign nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.

“Indemnified Party” has the meaning given in Section 9.5(a).

“Indemnifying Party” has the meaning given in Section 9.5(a).

“Units” has the meaning given in the recitals of this Agreement.

“Knowledge” of any Person means the actual knowledge of such Person (and in the case of any Person that is not an individual, such Person’s directors or executive officers) after reasonable inquiry.

“Law” means any federal, state, local, foreign, international or supranational law (including common law), statute, treaty, ordinance, rule, regulation, Order, code, governmental restriction or other legally binding requirement.

“Liabilities” means any and all debts, losses, liabilities, claims, damages, fines, costs, royalties, proceedings, deficiencies or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and any out-of-pocket costs and expenses (including attorneys’, accountants’ or other fees and expenses).

“Lien” means any mortgage, pledge, hypothecation, right of others, claim, charge, security interest, encumbrance, adverse claim or interest, easement, covenant, encroachment, servitude, option, lien, put or call right, right of first offer or refusal, voting right or other restrictions or limitations of any nature whatsoever.

“Litigation” means any action, cause of action, claim, cease and desist letter, demand, suit, proceeding, arbitration, citation, summons, subpoena or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Losses” has the meaning given in Section 9.1.

“Material Adverse Effect” means (i) a materially adverse effect on the business, assets, liabilities or the results of operations or condition (financial or otherwise) of the Company, taken as a whole, (ii) any material impairment of the ability of any party to perform its obligations under this Agreement or (iii) any effect that prevents or materially delays the consummation of any of the transactions contemplated by this Agreement.

“Notice” has the meaning given in Section 10.2.

“Operating Agreement” has the meaning given in the recitals of this Agreement.

“Order” means any judgment, order, administrative order, writ, stipulation, injunction (whether permanent or temporary), award, decree or similar legal restraint of, or binding settlement having the same effect with, any Governmental Authority.

“Ordinary Course” or “Ordinary Course of Business” means the conduct of the Business in accordance with the Company normal day-to-day customs, practices and procedures, consistent with past practice.

“Person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, company, joint venture, trust, Governmental Authority or other entity.

“Project” has the meaning given in the recitals of this Agreement.

“Property” has the meaning given in the recitals of this Agreement..

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“Remedial Action” means all actions required to (i) clean up, remove, treat or in any other way remediate any Hazardous Substances; (ii) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment or (iii) perform studies, investigations and care related to any such Hazardous Substances.

“Representatives” means, with respect to any Person, such Person’s accountants, counsel, financial and other advisors, representatives, consultants, directors, officers, employees, stockholders, partners, members and agents.

“Seller” has the meaning given in the preamble of this Agreement.

“Seller’s Indemnitees” has the meaning given in Section 9.2.

“Tax” means any federal, state, local, foreign or other taxes, fees and charges of any nature whatsoever imposed by any jurisdiction or governmental or taxing authority thereof or therein (including income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, use, ad valorem, payroll, wage, severance, windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholding or governmental charges of any kind whatsoever, including escheat or unclaimed property obligations (including interest, penalties, additions to tax or additional amounts with respect to such items).

“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning given in Section 9.5(a).

“Units” has the meaning given in the recitals to this Agreement.

Section 1.2 Headings; Table of Contents

Headings and table of contents should be ignored in construing this Agreement.

Section 1.3 Singular, Plural, Gender

References to one gender include all genders and references to the singular include the plural and vice versa.

Section 1.4 Schedules

References to this Agreement shall include any Exhibits, Schedules and Recitals to it and references to Sections, Exhibits and Schedules are to Sections of, Exhibits to and Schedules to, this Agreement.

Section 1.5 Information

References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

Section 1.6 Interpretation

In this Agreement, unless the context otherwise requires, any reference to “including” or “in particular” shall be illustrative only and without limitation.

ARTICLE II
Sale and Purchase of Units

Section 2.1 Sale and Purchase of the Units

On the terms and subject to the conditions hereof, at the Closing, the Seller shall sell the Units to the Buyer, and the Buyer shall purchase the Units from the Seller.

Section 2.2 Closing

The closing of the sale and purchase of the Units (the “Closing”) shall take place at the offices of Seller at 4:30 p.m. local time on April 25, 2008 (the “Closing Date”). At the Closing:

(a)	the Seller shall deliver or caused to be delivered to the Buyer, free and clear of any Liens, the Units, accompanied by stock powers or other instruments of transfer duly executed in blank;

(b)	the Buyer shall pay or cause to be paid the Purchase Price Payment to the Seller, by wire transfer of immediately available funds to an account designated by the Seller on the Closing Date;

(c)
the Seller and the Buyer shall each deliver all other instruments, agreements, certificates and documents required to be delivered by such party on or prior to the Closing Date pursuant to this Agreement, including, without limitation, the Ancillary Agreements, if any;

(d)
the Seller shall deliver to the Buyer signed and approved minutes of the Seller’s Board meeting held on April 23, 2008 and April 25, 2008 authorizing and otherwise approving this Agreement and all Ancillary Agreements;

(e)
the Seller shall deliver in form and substance agreeable to Buyer a valid, binding agreement indemnifying and holding harmless Jerry Nash from any and all liability, attorneys’ fees and expenses as a result of any lawsuit, claim or cause of action (no matter the type of legal proceeding) that is based in whole or in part on this Agreement or the transactions contemplated hereunder and based on any way of Mr. Nash’s service as a Director of the Seller.

Section 2.3 Purchase Price

In consideration of the transfer to the Buyer of the Units by the Seller, the Buyer shall pay a purchase price at Closing of $2,200,000 (the “Purchase Price Payment”) in cash or other immediately available funds. The parties and each of them agree that the Purchase Price represents fair and reasonable compensation for the Units. Seller waives any and all claims against Buyer and Jerry Nash that may be based, in whole or in part, directly or indirectly, on an allegation that the Purchase Price for the Units was inadequate. Seller and Buyer agree that the transaction is not, in whole or in part, a distribution of assets to or for the benefit of Buyer or Jerry Nash as a shareholder of Seller, that the transaction is not a partial liquidation of Seller, that the transaction does not constitute a dividend, that the transaction is not a “part sale, part gift,” and that the transaction shall not cause Buyer to recognize taxable income. Seller and Buyer agree to cooperate fully with each other in any Tax proceedings related to or arising out of this transaction.

ARTICLE III
Representations and Warranties of the Seller

Seller hereby represents and warrants to the Buyer as of the date hereof and as of the Closing Date, as follows:

Section 3.1 Authorization; Binding Effect

Seller has full power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it will be a party, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement, and the consummation of the transactions contemplated hereby, have been, and on the Closing Date, the execution and delivery by the Seller of the Ancillary Agreements to which it will be a party will have been, duly and validly authorized by Seller. Seller has duly executed and delivered this Agreement and, on the Closing Date, will have duly executed and delivered each Ancillary Agreement to which it will be a party. This Agreement is and, on the Closing Date, each Ancillary Agreement to which Seller will be a party will be, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.2 Corporate Status

The Company is a Nevada corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada with full corporate power and authority to conduct its business and to own or lease and to operate its properties.

Section 3.3 Title to Units

The Units have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in contravention of any preemptive rights, rights of first refusal or first offer or similar rights. Seller holds of record and owns beneficially the Units free and clear of any Liens. Upon delivery of and payment for the Units at the Closing, the Buyer will acquire good and valid title to all of the Units, free and clear of any Liens.

Section 3.4 Governmental Approvals

The execution, delivery and performance by Seller and the Company of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, does not require any Governmental Approvals.

Section 3.5 No Conflicts

The execution, delivery and performance by Seller and the Company of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), cause or permit the termination, modification, acceleration or vesting of any right or obligation or the loss of any benefit to which any such Person is entitled to under any Contract to which such Person or any Affiliate thereof is a party or by which such Person or any of its properties or assets may be bound or affected or result in the creation of any Lien upon any of the Units and will not materially impair or delay the ability of the Seller or the Company to perform their obligations under this Agreement or under any of the Ancillary Agreements to which they are a party.

Section 3.6 Litigation

There is no Litigation pending or, to the Knowledge of the Seller, threatened against or affecting the Seller relating to the transactions contemplated hereby or that may have a material affect on the operations of the Seller.

Section 3.7 Brokers and Finders

No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Seller or any of its Affiliates, and no such Person is entitled to any fee or commission from the Buyer or any of its Affiliates or the Company, in connection with the transactions contemplated by this Agreement.

ARTICLE IV
Representations and Warranties of the Buyer

As of the date hereof and as of the Closing Date, the Buyer represents and warrants to the Seller as follows:

Section 4.1 Authorization; Binding Effect

Buyer has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been, and on the Closing Date, the execution and delivery by the Buyer of the Ancillary Agreements to which it will be a party will have been, duly and validly authorized by Buyer. The Buyer has duly executed and delivered this Agreement and on the Closing Date the Buyer will have duly executed and delivered the Ancillary Agreements to which it is a party. This Agreement is, and on the Closing Date, each of the Ancillary Agreements to which the Buyer is a party will be, a legal, valid, binding and enforceable obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms.

Section 4.2 Governmental Approvals

The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, require no Governmental Approvals.

Section 4.3 No Conflicts

The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both) cause or permit the termination, modification, acceleration or vesting of any right or obligation or the loss of any benefit to which any such Person is entitled to under any Contract to which such Person or any Affiliate thereof is a party or by which such Person or any of its properties or assets may be bound or affected and will not materially impair or delay the ability of the Buyer to perform its obligations under this Agreement or under any of the Ancillary Agreements to which it is a party.

Section 4.4 Litigation

There is no Litigation pending, or to the Knowledge of the Buyer, threatened against or affecting the Buyer relating to the transactions contemplated hereby.

Section 4.5 Brokers and Finders

No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Buyer or any of its Affiliates, and no such Person is entitled to any fee or commission from the Seller or any of their Affiliates in connection with the transactions contemplated by this Agreement.

ARTICLE V
Covenants

Section 5.1 Covenants of the Seller

(a)
Conduct of Business From the date hereof until the Closing, the Seller shall, and shall cause the Company to, conduct the Business in the Ordinary Course, use its commercially reasonable efforts to preserve intact the business, the assets and the relationships of the Company with their respective customers, suppliers, regulators and others having business dealings with them.

(b)
No Solicitation Until the earlier of the termination of this Agreement and the Closing, the Seller shall not, and shall cause their Affiliates and any Persons acting on its behalf not to, directly or indirectly, (i) solicit, initiate, facilitate or encourage any inquiries or proposals for, or continue or enter into any discussions, negotiations, understanding, arrangements or agreements with respect to, the acquisition of any Units or any portion of the assets of the Company whether by sale, merger or otherwise, or (ii) furnish or cause to be furnished any material non-public information concerning the Company.

(c)
Public Announcements Seller shall not, and shall not permit any of its Affiliates to, make any public announcement in respect of this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior consent of the Buyer except as required by applicable Law.

(d)	Further Actions

(i)	Seller shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date;

(ii)
Seller shall, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law in connection with this Agreement and the Ancillary Agreements and the consummation of the other transactions contemplated hereby and thereby.

(iii)
Seller shall, as promptly as practicable, use its commercially reasonable efforts to obtain, or cause to be obtained, all Consents (including all Governmental Approvals and all Consents required under any contracts) necessary to be obtained in order to consummate the transactions contemplated by this Agreement.

(iv)
Seller shall, and shall cause its respective Affiliates to, coordinate and cooperate with the Buyer in exchanging such information and supplying such assistance as may be reasonably requested by the Buyer.

(e)
Further Assurances Following the Closing, Seller shall, and shall cause its Affiliates, from time to time, to, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Buyer, to confirm and assure the rights and obligations provided for in this Agreement and in the Ancillary Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

(f)
Specific Performance The parties acknowledge that there may be no adequate remedy at law for a breach of this Section 5.1 and that money damages may not be an appropriate remedy for breach of such Section. The parties accordingly agree that the Buyer shall have the right to injunctive relief and specific performance of this Section 5.1 in the event of any breach of such Section in addition to any rights it may have for damages, which shall include out-of-pocket expenses, attorneys’ fees and expenses, court costs, loss of business opportunities and any other damages, direct and indirect, consequential, punitive or otherwise. The remedies set forth in this Section 5.1(f) are cumulative and shall in no way limit any other remedy any party hereto has at law, in equity or pursuant hereto.

(g)
Confidentiality Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, then Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5.1(g). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller may, on the advice of counsel, that it might otherwise stand liable for contempt, Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its best efforts to obtain the assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

Section 5.2 Covenants of the Buyer

(a)	Further Actions

(i)	The Buyer shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

(ii)
The Buyer shall, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by the Buyer pursuant to applicable Law in connection with this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

(iii)	The Buyer shall coordinate and cooperate with the Seller in exchanging such information and supplying such assistance as may be reasonably requested by the Seller.

(b)
Further Assurances Following the Closing, the Buyer shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Seller, to confirm and assure the rights and obligations provided for in this Agreement and in the Ancillary Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

ARTICLE VI
Conditions Precedent

Section 6.1 Conditions to Obligations of Each Party

The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following condition:

(a)
No Injunctions. The consummation of the transactions contemplated hereby or by the Ancillary Agreements shall not have been enjoined or prohibited by applicable Law and no proceeding by or before any Governmental Authority challenging such transactions shall have been initiated or threatened.

(b)
Ancillary Agreements. Each of the Ancillary Agreements shall be in full force and effect as of the Closing Date and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing Date shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Ancillary Agreement who or which did not theretofore enter into such Ancillary Agreement shall execute and deliver such Ancillary Agreement.

Section 6.2 Conditions to Obligations of the Buyer

The obligations of the Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of the following additional conditions:

(a)
Representations and Warranties The representations and warranties of the Seller contained in this Agreement and the Ancillary Agreements shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date hereof and as of the Closing Date with the same effect as though made on such date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

(b)
Covenants The Seller has duly performed and complied in all material respects with all agreements and conditions required by this Agreement and each of the Ancillary Agreements to be performed or complied with by it prior to or on the Closing Date.

(c)
Certificate At the Closing, the Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by its duly authorized manager, to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

(d)
Consents The Seller shall have obtained and shall have delivered to the Buyer complete and correct copies of (i) all Governmental Approvals required to be obtained in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and (ii) all Consents (including all Consents required under Contracts) necessary to be obtained in order to consummate the sale and transfer of the Units pursuant to this Agreement and consummation of the other transactions contemplated hereby.

(e)	Ancillary Agreements The Company and the Seller, as the case may be, shall have executed and delivered to the Buyer, each of Ancillary Agreements to be executed by the parties.

(f)
Proceedings All limited liability company or other proceedings of the Company and the Seller in connection with the transactions contemplated by this Agreement and the Ancillary Agreements shall be reasonably satisfactory to the Buyer and its counsel, and the Buyer and its counsel shall have received copies of all documents and instruments incident thereto, as may be reasonably requested.

Section 6.3 Conditions to Obligations of the Seller

The obligation of the Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Company), on or prior to the Closing Date, of the following additional conditions:

(a)
Representations and Warranties The representations and warranties of the Buyer contained in this Agreement and the Ancillary Agreements shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date hereof and as of the Closing Date with the same effect as though made on such date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

(b)
Covenants The Buyer shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement and the Ancillary Agreements to be performed or complied with by it prior to or on the Closing Date.

(c)
Certificate The Buyer shall have delivered to the Company a certificate, dated the Closing Date and signed by its duly authorized officer, to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

(d)	Consents and Approvals The Buyer shall have obtained all Governmental Approvals necessary to consummate the transactions contemplated hereby, which shall be in full force and effect.

(e)	Ancillary Agreements The Buyer or its designees shall have entered into each of the Ancillary Agreements to which it is a party.

(f)
Proceedings All corporate or other proceedings of the Buyer in connection with the transactions contemplated by this Agreement and the Ancillary Agreements shall be reasonably satisfactory to the Company, the Seller and their counsel, and the Company and its counsel shall have received copies of all documents and instruments incident thereto, as may be reasonably requested.

ARTICLE VII
TAX MATTERS

Buyer, the Company, and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article VII and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Seller, as the case may be, shall allow the other party to take possession of such books and records. Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

ARTICLE VIII
Termination

Section 8.1 Termination

This Agreement may be terminated at any time prior to the Closing:

(a)	by the mutual written agreement of the Buyer and the Seller;

(b)
by either the Seller or the Buyer by written notice to the other parties if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. Central Daylight time on May 16, 2008, unless such date shall be extended by the mutual written consent of the parties;

(c)
by either the Seller or the Buyer by written notice to the other parties if any Governmental Authority shall have issued an Order (which Order the parties hereto shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Order shall have become final and non-appealable; or

(d)
by either the Seller or the Buyer by written notice to the other parties if any event, fact or condition shall occur or exist that shall have made it impossible to satisfy a condition precedent to the terminating party’s obligations to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such party prior to the Closing.

Section 8.2 Effect of Termination

In the event of the termination of this Agreement pursuant to the provisions of Section 8.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of their Affiliates or Representatives, except as specified in Sections 2.3, 5.1(g), 10.1, 10.11 and 10.12 and except for any liability resulting from such party’s breach of this Agreement.

ARTICLE IX
Indemnification

Section 9.1 Indemnification by the Seller

The Seller shall defend, indemnify and hold harmless each of the Buyer and its Affiliates and their respective Representatives and owners, including but not limited to Jerry Nash (collectively, the “Buyer Indemnitees”) from and against, and pay or reimburse the Buyer Indemnitees for, any and all Litigation and Liabilities, whether or not relating to third party claims, incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, “Losses”), resulting from, arising out of or relating to (a) any breach of or inaccuracy in any representation or warranty when made or deemed made by the Seller in or pursuant to this Agreement or in any certificate furnished by the Seller hereunder or (b) any failure by Seller to perform any covenant or agreement hereunder.

Section 9.2 Indemnification by the Buyer

The Buyer shall defend, indemnify and hold harmless the Seller and its Representatives (collectively, the “Seller’s Indemnitees”) from and against any and all Losses resulting from, arising out of or relating to (a) any breach of or inaccuracy in any representation or warranty made or deemed made by the Buyer in or pursuant to this Agreement or in any certificate furnished by the Buyer hereunder or (b) any failure of the Buyer to perform any covenant or agreement hereunder.

Section 9.3 Certain Limitations

(a)
Except with respect to claims for indemnification based on breaches of or inaccuracies in the representations and warranties contained in Section 3.3 and 3.7 the Seller shall not be required to indemnify the Buyer Indemnitees with respect to any claim for indemnification pursuant to Section 9.1(a) unless and until the aggregate amount of its Losses exceeds $50,000 (the “Threshold Amount”), in which event the Seller shall be responsible for the full amount of such Losses, including the Threshold Amount, provided that the aggregate liability of the Seller to the Buyer Indemnitees under Section 9.1(a) shall not exceed 75% of the Final Purchase Price (the “Cap”).

(b)
With respect to any claims for indemnification based on breaches of or inaccuracies in the representations and warranties contained in Sections 3.3 and 3.7, the Seller agrees to indemnify the Buyer Indemnitees from and against the entirety of any Losses the Buyer Indemnitees may suffer resulting from, arising out of, relating to, in the nature of, or caused by such breaches or inaccuracies up to the full amount of the Purchase Price.

(c)
Except with respect to claims for indemnification based on breaches of or inaccuracies in the representations and warranties contained in Sections 4.1 and 4.5, the Buyer shall not be required to indemnify the Seller with respect to any claim for indemnification pursuant to Section 9.2(a) unless and until the aggregate amount of Seller’s Losses exceeds the Threshold Amount, in which event the Buyer shall be responsible for the full amount of such Loss, including the Threshold Amount, provided that the aggregate liability of the Buyer to the Seller under Section 9.2(a) shall not exceed the Cap. With respect to any claims for indemnification based on breaches of or inaccuracies in the representations and warranties contained in Sections 4.1 and 4.5, the Buyer agrees to indemnify the Seller Indemnitees from and against the entirety of any Losses the Seller Indemnitees may suffer resulting from, arising out of, relating to, in the nature of, or caused by such breaches or inaccuracies up to the full amount of the Purchase Price.

(d)
For purposes of this Article IX, any breach of or inaccuracy in any representation or warranty shall be determined without regard to any materiality or Material Adverse Effect or similar qualification or exception and any qualification or requirement that a matter be or not be reasonably expected to occur.

(e)
Except as set forth in Section 7.1 above, the rights to indemnification provided for in this Article IX shall be the sole and exclusive remedy of the Buyer or the Seller, as the case may be, after the Closing for any breaches of or inaccuracy of any representation or warranty of the Seller or the Buyer, respectively, herein; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud, gross negligence or willful misconduct by the other party in connection herewith or the transactions contemplated hereby.

Section 9.4 Indemnification Procedures

(a)
In the event of any Litigation asserted by a third party (a “Third Party Claim”) against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of such Third Party Claim. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced thereby.

(b)
If the Indemnifying Party acknowledges in writing its indemnification obligation with respect to such Third Party Claim, the Indemnifying Party may elect to assume the defense of such Third Party Claim, at the expense of the Indemnifying Party, by written notice to the Indemnified Party within 20 days after the Indemnified Party has provided notice of the Third Party Claim; provided that counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnified Party, and that the Indemnified Party may participate in such defense at such Indemnified Party’s expense. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such Third Party Claim, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of an irrevocable release from all liability with respect to such Third Party Claim. Notwithstanding the foregoing, in the event that the Indemnified Party shall in good faith determine that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such Third Party Claim, the Indemnified Party shall have the right, but not the obligation, at all times to take over and assume control over the defense, settlement, negotiations or Litigation relating to any such Third Party Claim at the expense of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such Third Party Claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed.

(c)
If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with the preceding paragraph, the Indemnified Party shall be entitled to assume and control such defense and to settle or agree to pay in full such Third Party Claim without the consent of the Indemnifying Party without prejudice to the ability of the Indemnified Party to enforce its claim for indemnification against the Indemnifying Party hereunder.

(d)
In all cases, the parties shall cooperate in the defense of any Third Party Claim subject to this Article IX and the records of each shall be available to the other with respect to such defense. The party controlling the defense of such Third Party Claim shall keep the other party reasonably advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith any reasonable recommendations made by the non-controlling party with respect thereto.

(e)
In the event that an Indemnified Party sustains any Losses not involving a Third Party Claim that such Indemnified Party believes gives rise to a claim for indemnification hereunder, such Indemnified Party shall, if it intends to make a claim with respect thereto against an Indemnifying Party, deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within 30 days after its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such claim to the Indemnified Party promptly after demand therefor or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date on which such amount (or such portion) is finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through such negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction in accordance with Sections 10.11 and 10.12.

Section 9.5 Survival of Representations and Warranties

All claims for indemnification under Section 9.1 or Section 9.2 with respect to the representations and warranties contained herein must be asserted on or prior to the date that is 30 days after the termination of the respective survival periods set forth in this Section 9.5. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

(a)	except as set forth below, the representations and warranties contained in Articles II and III shall survive for a period ending on the first anniversary of the Closing Date; and

(b)	the representations and warranties of the Seller contained in Sections 2.3, 3.1, 3.2, and 3.3, and of the Buyer contained in Sections 2.3, 4.1 and 4.6 shall survive without limitation.

Notwithstanding the expiration of any such survival period, if the Indemnified Party has provided notice with respect to a breach of representation or warranty within the applicable survival period, the relevant representation or warranty shall survive, solely with respect to such claim as is asserted in such notice, until the claim has been finally resolved. The covenants, obligations and agreements of each party contained in this Agreement shall survive the Closing Date indefinitely in accordance with their respective terms.

ARTICLE X
Miscellaneous

Section 10.1 Expenses

Unless otherwise agreed by the parties in writing, the Seller, on the one hand, and the Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys’ and auditors’ fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and the Ancillary Agreements and compliance herewith and therewith, whether or not the transactions contemplated hereby shall be consummated. The parties agree that the fees, costs and expenses of any adviser (including any legal counsel) to the Company (including, without limitation, fees, costs and expenses of any brokers, finders or similar agents employed by or on behalf of the Company) advising in respect of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be the responsibility of and shall be paid by the Company.

Section 10.2 Notices

(a)
Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be delivered by hand, fax, registered post or by courier using an internationally recognized courier company.

(b)	A Notice to the Buyer shall be sent to at the following address, or such other person or address as the Buyer may notify to the Seller from time to time:

Orion Ethanol, Inc.
307 South Main Street
Pratt, KS 67124
Attn: Tim Barker, Co-CEO

with a copy to:

Patrick Henderson
Shook, Hardy and Bacon, LLP
2555 Grand Blvd.
Kansas City, MO 64108-2613
(816) 421-5547 (fax)
Phenderson@shb.com

(c)	A Notice to the Seller shall be sent to the following address, or such other person or address as the Seller may notify to the Buyer from time to time:

MERCY, LLC

________________

________________

with a copy to:

Brian W. Woods
Woods Law Office, LLC
109 N. Main
Hesston, Kansas 67062
(620) 327-2795 (fax)
brian@woods-law.com

(d)	A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)	at the time of delivery, if delivered by hand, registered post or courier; and

(ii)	at the expiration of two hours after completion of the transmission, if sent by facsimile,

provided that if a Notice would become effective under the above provisions after 5.30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9.30 a.m. on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

Subject to the foregoing provisions of this Section 10.2, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post or courier to the relevant address pursuant to the above provisions or that the facsimile transmission report (call back verification) states that the communication was properly sent.

Section 10.3 Entire Agreement

This Agreement (including the Schedules hereto)and the Ancillary Agreements (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

Section 10.4 Schedules

The disclosure of any matter in the Schedules referenced by a particular Section shall be deemed to be disclosed with respect to any other Section as and to the extent that the relevance of such matter to such other Section is readily apparent on the face of such disclosure.

Section 10.5 Amendment; Waivers

No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 10.6 Severability

If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. If any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the parties hereto intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable Law and that such modified provision shall thereafter be enforced to the fullest extent possible.

Section 10.7 Counterparts

This Agreement may be executed in several counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 10.8 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

Section 10.9 Assignment

This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other party hereto, provided that the Buyer may assign this Agreement to one or more of its direct or indirect Affiliates.

Section 10.10 No Third Party Beneficiaries

Except as provided in Article IX with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

Section 10.11 Governing Law

This Agreement shall be governed in all respects by the laws of the State of Kansas, without giving effect to the conflict of laws rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2, or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 10.12 Waiver of Jury Trial

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

In Witness Whereof, the parties have duly executed this Agreement as of the date first above written.

Orion Ethanol, Inc.

By: /s/ Tim Barker
Tim Barker, Co-Chief Executive Officer

MERCY, LLC

By: /s/ Jerry Vernon Nash
Jerry Vernon Nash, Manager